Exhibit 99.1

Lime Energy Sells Energy Technology Division

Elk Grove Village, Illinois, August 12, 2009 — Lime Energy Co. (NASDAQ: LIME) announced today that it executed a definitive agreement for, and completed, the sale of certain assets of its energy technology division, including eMAC and uMAC to ELUTIONS, Inc. of Tampa, FL.

ELUTIONS is the premier provider of enterprise energy management solutions that significantly improve energy efficiency, asset performance and workforce productivity.  ELUTIONS will integrate the eMAC and uMAC controls into their service offerings that provide real-time wide area solutions used by retail, commercial, telecommunications, government, and industrial organizations worldwide.

“We are very pleased to enter into this agreement with ELUTIONS,” stated David Asplund, CEO of Lime Energy, “and believe ELUTIONS is the ideal company to incorporate this technology into their suite of energy efficiency solutions to maximize the potential we have always believed existed in Maximum Performance Group.”

“This convergence of energy technologies will enhance our offering of Enterprise Information and Control Systems for Asset Management, Maintenance and Energy Management,” stated Bronwyne Bruwer, ELUTIONS, Inc. CFO.  “This acquisition will further expand the number of Fortune 1000 clients to whom we provide energy solutions.”

Additional details about the agreement can be found in the Current Report on Form 8-K filed by Lime Energy with the SEC today.

About ELUTIONS

ELUTIONS is the premier provider of Wireless Enterprise Automation Solutions that help companies dramatically improve their asset performance, energy usage, and workforce productivity.  With world headquarters in Tampa, Florida, and European headquarters in Lyon, France, ELUTIONS provides real-time wide area solutions used by retail, commercial, telecommunications, government, and industrial organizations worldwide.  These solutions enable monitoring and control of fixed and mobile assets, machinery, and workflows through the use of advanced technologies comprised of communications-enabled end devices, wireless backhaul services and ASP hosted enterprise applications.  Further information is available at the company’s website at www.elutions.com.

ELUTIONS direct points of contact:

David Poff

Vice President Enterprise Sales, North America

ELUTIONS INC

215.794.0203 - Direct

dpoff@elutions.com

Larry Toomey
Managing Director

ELUTIONS, INC
314-261-6393 — Direct

ltoomey@elutions.com

About Lime Energy Co.

Lime Energy is a leading provider of energy efficiency and renewable energy solutions.  The Company performs energy efficiency engineering and consulting as well as the development and implementation of energy efficient lighting upgrades, mechanical and electrical retrofit and upgrade services, water conservation, weatherization, and renewable energy solutions.  Lime Energy’s clients include commercial and industrial businesses, building owners, property owners and managers, utilities as well as federal, state and local government agencies through energy service company (ESCO) partners.  The company’s stock is traded on NASDAQ under the symbol LIME.  Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.

Lime Energy Investor Relations

Glen Akselrod, Bristol Capital Ltd.

Telephone 905-326-1888

E-mail glen@bristolir.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities.  Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions.  These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  These risks include those risk factors described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings.